UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

ISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35396	33-0511729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Technology Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 26, 2012, ISTA Pharmaceuticals, Inc. (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Bausch & Lomb Incorporated, a New York corporation (“Parent”), and Inga Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into the Company, and the Company will become a wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent immediately prior to the effective time of the Merger, (ii) the Company or any wholly-owned subsidiary of the Company or (iii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted automatically into the right to receive $9.10 in cash, without interest. The Board of Directors of the Company unanimously approved the Merger Agreement and resolved to recommend that the Company’s stockholders vote to approve the Merger.

Consummation of the Merger is subject to customary conditions, including (i) the approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger (the “Shareholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) the absence of any law, judgment, order, injunction or ruling enjoining or prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the other party’s representations and warranties (subject to materiality exceptions) and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to materiality exceptions). If the Merger is not consummated by September 25, 2012, either party may terminate the Merger Agreement. Consummation of the Merger is not subject to a financing condition. If the acquisition is approved by the holders of a majority of the Company’s shares of common stock, the transaction is currently expected to close in the second quarter of calendar 2012.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the Shareholder Approval and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

The Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company’s shareholders, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Company, under certain circumstances, to provide information to and participate in discussions and engage in negotiations with third parties with respect to an unsolicited, written alternative acquisition proposal that the Board of Directors has determined is, or could reasonably be expected to lead to, a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $14,500,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure letter that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement or the confidential disclosure letter, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Company also has supply agreements with Parent to manufacture commercial quantities of the Company’s products BROMDAY, BEPREVE and ISTALOL. Currently, Parent is the Company’s sole source for those products.

Amendment to Rights Agreement

The disclosure in Item 3.03 is incorporated in this Item 1.01 by reference. Computershare Trust Company, N.A. is the transfer agent for the Company’s common stock.

Item 3.03.	Material Modification to Rights of Security Holders.

Amendment to Rights Agreement

In connection with the Merger Agreement, effective March 26, 2012, the Company entered into an Amendment to Preferred Stock Rights Agreement (the “Amendment”) with Computershare Trust Company, N.A., as Rights Agent, which amended that certain Preferred Stock Rights Agreement, dated effective as of January 12, 2012, by and between the Company and the Rights Agent.

The Amendment provides that (i) neither Parent nor any of its Affiliates or Associates (each as defined in the Rights Agreement) shall be deemed an Acquiring Person (as defined in the Rights Agreement) as a result of the approval and execution of the Merger Agreement or the completion of the transactions contemplated thereunder, (ii) no Shares Acquisition Date, Distribution Date or Triggering Event (each as defined in the Rights Agreement) shall be deemed to have occurred solely as a result of the approval and execution of the Merger Agreement or the completion of the transactions contemplated thereunder and (iii) the Rights Agreement shall automatically terminate immediately prior to the Effective Time (as defined in the Merger Agreement).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.2 to the Company’s Amendment No. 1 to Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 27, 2012, and is incorporated herein by this reference.

Cautionary Note Regarding Forward-Looking Statements

Statements in this document regarding the proposed transaction between Bausch + Lomb and the Company, the expected timetable for completing the transaction, benefits and synergies of the transaction, and any other statements about Bausch + Lomb or the Company’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities

Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the ability to consummate the transaction, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Bausch + Lomb and the Company disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

Additional Information and Where to Find It

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, Bausch + Lomb, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from ISTA by contacting Investor Relations at 949-789-3159 or jherbert@istavision.com.

Investors and security holders are urged to read all relevant documents filed with the SEC, including the Proxy Statement, because they will contain important information about the proposed transaction.

Participants in Solicitation

The Company and Bausch + Lomb and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, its proxy statement dated November 1, 2011, and its Current Report on Form 8-K filed December 6, 2011, which are filed with the SEC. As of February 24, 2012, the Company’s directors and officers beneficially owned approximately 5,481,128 shares, or 13.10%, of the Company’s common stock. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the transaction will be included in the Proxy Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA Pharmaceuticals, Inc.

Date: March 27, 2012	By:	/s/ Lauren P. Silvernail
Chief Financial Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 26, 2012, by and among ISTA Pharmaceuticals, Inc., Bausch & Lomb Incorporated and Inga Acquisition Corporation.

4.2	Amendment No. 1 to Preferred Stock Rights Agreement, dated as of March 26, 2012, by and between ISTA Pharmaceuticals, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.2 of the Company’s Amendment No. 1 to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 27, 2012).